EXHIBIT 23

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements of 3M Company on Form S-8 (Registration Nos. 33-14791, 33-49842, 33-58767, 333-26957, 333-30689, 333-30691, 333-44760, 333-44692, 333-73192, 333-101727, 333-101751 and 333-109282), Form S-3 (Registration Nos. 33-48089, 333-42660, 333-48922, 333-98163, 333-103234, 333-109211 and 333-112563), and Form S-4 (Registration No. 333-49830), of our report dated February 9, 2004, relating to the consolidated financial statements which appear in this Annual Report on Form 10-K.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Minneapolis, Minnesota
March 2, 2004